Exhibit 99.1

For Release:	February 13, 2007
Media Contact:	Bethany Sherman, NASDAQ 212.401.8714
Investor Contact:	Vincent Palmiere, NASDAQ 212.401.8742

NASDAQ ANNOUNCES FOURTH QUARTER 2006 RESULTS

- OPERATING INCOME UP 105.1% FROM PRIOR YEAR -

New York, N.Y.—The Nasdaq Stock Market, Inc. (“NASDAQ®”; Nasdaq: NDAQ), today reported fourth quarter 2006 net income of $63.0 million, or $0.43 per diluted share, an increase of $45.9 million from $17.1 million, or $0.15 per diluted share, in the fourth quarter of 2005, and an increase of $32.8 million from $30.2 million, or $0.22 per diluted share, in the third quarter of 2006.

Net income for the full year 2006 was $127.9 million, or $0.95 per diluted share, versus net income of $61.7 million, or $0.57 per diluted share, for the full year 2005. Included in fourth quarter 2006 net income is a $29.4 million gain, net of tax, on foreign currency option contracts purchased to hedge the foreign exchange exposure on the acquisition bid for the London Stock Exchange. This gain had the impact of increasing diluted earnings per share by $0.19 in the quarter.

Operating income was $68.1 million for the fourth quarter of 2006, an increase of $34.9 million, or 105.1% when compared to $33.2 million for the fourth quarter of 2005, and up slightly from $67.9 million for the third quarter 2006. Operating income for the full year was $214.1 million, an increase of 88.3% when compared to $113.7 million for the full year 2005.

Gross margin, representing total revenues less cost of revenues, was $183.1 million in the fourth quarter of 2006, an increase of 32.1% from $138.6 million in the year-ago period, and up 7.0% from $171.2 million reported in the third quarter of 2006. Gross margin for the full year 2006 was $687.4 million, an increase of 30.7% from $526.0 million in 2005.

“Our strong financial results point to the success that we achieved in 2006,” commented NASDAQ’s Chief Executive Officer, Robert Greifeld. “During the year we began operations as a national securities exchange, completed the migration of Nasdaq-listed stocks to a single trading platform, increased our share of U.S. equity trading and initial public offerings, and continued to increase the value proposition for listing on NASDAQ by offering more products and services.”

Mr. Greifeld concluded, “We enter 2007 with a stronger core business that will support our new growth initiatives to increase revenue and profitability. We plan to achieve this by gaining market share and through new initiatives such as our planned options exchange and Portal market.”

Recent Highlights

•

Achieved new market share highs in trading NYSE- and Amex-listed stocks. Matched market share for NYSE-listed stocks increased in December 2006 to 14.2%, up from 5.5% in December 2005. Matched market share for AMEX-listed stocks increased to 24.6% in December 2006, up from 19.7% in December 2005.

•	Completed the migration to our single book platform for Nasdaq-listed securities, providing market participants with a deeper liquidity pool, improved system performance and greater order interaction.

•	Continued success in obtaining switches from other markets, with 94 companies transferring their listing to NASDAQ during the year.

•	Redeemed the Series D preferred stock that had been issued to NASD. NASD no longer maintains voting control over NASDAQ.

•	Fully integrated the newly acquired press release newswire service, PrimeNewswireSM.

Charges Associated with NASDAQ’s Cost Reduction Program and INET Integration

Included in total expenses for the fourth quarter 2006 are pre-tax charges of $4.6 million relating to NASDAQ’s continuing efforts to reduce operating expenses and improve the efficiency of its operations, as well as to integrate INET. These charges include:

•

Technology Review – NASDAQ recorded expenses of $3.3 million in the quarter associated with its technology review, in which it previously changed the estimated useful life of some assets as it migrates to lower cost operating platforms and processes.

•	Workforce Reductions – NASDAQ recorded charges of $1.3 million in the quarter for severance and outplacement costs.

NASDAQ’s Chief Financial Officer, David Warren, commented: “During the year we continued to demonstrate our ability to effectively integrate acquisitions while driving innovation and growth in our core businesses. The fourth quarter 2006 represents an impressive string of nine consecutive quarters of sequential top-line growth for NASDAQ. Operating margins also improved, with operating income for 2006 increasing by 88.3% when compared to the prior year. This consistent record of performance improvement highlights our ability to compete effectively in a rapidly changing marketplace.”

Q4 Financial Review

Total Revenues and Gross Margin–Gross margin increased 32.1% in the fourth quarter to $183.1 million, up from $138.6 million in the year-ago quarter, and up 7.0% from $171.2 million reported in the third quarter of 2006.

Market Services

Market Services gross margin increased to $116.0 million, or 46.3%, from prior year, and increased 4.2% from prior quarter.

	Three Months Ended			% Variance from
	Dec 31 2006	Sept 30 2006	Dec 31 2005	Prior Quarter	Prior Year
	(in millions)
NASDAQ Market Center
Execution and trade reporting revenues	$322.1	$286.7	$150.3	12.3%	NM
Access services revenues	16.5	15.6	19.3	5.8%	(14.5)%
Tape fee revenue sharing	(5.7)	(5.4)	(3.5)	5.6%	62.9%
NASDAQ General Revenue Sharing Program	—	—	(0.1)	NM	NM

Total NASDAQ Market Center revenues	332.9	296.9	166.0	12.1%	NM

Cost of revenues
Liquidity rebates	(153.8)	(153.2)	(86.1)	0.4%	78.6%
Brokerage, clearance and exchange fees	(110.4)	(78.5)	(34.8)	40.6%	NM

Total cost of revenues	(264.2)	(231.7)	(120.9)	14.0%	NM

Gross margin from NASDAQ Market Center	68.7	65.2	45.1	5.4%	52.3%
NASDAQ Market Services Subscriptions
Proprietary revenues	19.2	18.0	7.0	6.7%	NM
Non-proprietary revenues	31.3	29.5	40.1	6.1%	(21.9)%
NASDAQ Revenue Sharing Programs	(2.3)	(2.0)	(1.2)	15.0%	91.7%
UTP Plan revenue sharing	(8.8)	(6.9)	(18.8)	27.5%	(53.2)%

Total NASDAQ Market Services Subscription revenues	39.4	38.6	27.1	2.1%	45.4%

Other Market Services revenues	7.9	7.5	7.1	5.3%	11.3%

Gross Margin from Market Services	$116.0	$111.3	$79.3	4.2%	46.3%

NM – Not meaningful. Denotes variances equal to or greater than 100%

•

NASDAQ Market Center gross margin increased from the year-ago quarter primarily because of INET results, increases in average daily trading volume, and increases in trade execution market share for NYSE- and AMEX-listed equities. INET is included in NASDAQ results as of the date of closing, December 8, 2005. Access services revenue declined from the year-ago quarter due to the retirement of legacy products in December 2005. Increases from prior quarter are primarily related to higher trading volume and new fees for inbound orders. Beginning October 1, 2006 the SEC permitted exchanges to charge for inbound orders that remove liquidity via the Intermarket Trading System (ITS). Access services increases from prior quarter are due to higher customer demand.

•

Market Services Subscriptions revenues increased from the year-ago quarter as less data revenue was shared under the UTP Plan. NASDAQ’s UTP market share increased primarily due to the INET acquisition which resulted in INET trades being reported to NASDAQ. Also, effective February 7, 2006, NASDAQ was no longer required to share NQDS revenue, thereby reducing the amount of revenue shared with UTP Plan participants. This change is also the primary driver for the growth in proprietary revenues and the decline in non-proprietary revenues when compared to the year-ago quarter. Increases from prior quarter are primarily due to higher Total View and Level 1 subscriber populations, offset somewhat by higher UTP Plan revenue sharing due to declines in market share of Nasdaq-listed securities.

Issuer Services

During the quarter Issuer Services revenues increased 13.0% to $67.0 million from the prior year quarter and increased 12.0% from prior quarter.

	Three Months Ended			% Variance from
	Dec 31 2006	Sept 30 2006	Dec 31 2005	Prior Quarter	Prior Year
	(in millions)
Corporate Client Group
Annual renewal fees	$27.9	$27.3	$27.8	2.2%	0.4%
Listing of additional shares fees	9.5	9.4	9.1	1.1%	4.4%
Initial listing fees	5.3	5.6	6.8	(5.4)%	(22.1)%
Corporate Client services	13.1	10.4	6.3	26.0%	NM

Total Corporate Client Group revenues	55.8	52.7	50.0	5.9%	11.6%

NASDAQ Financial Products
Licensing revenues	9.5	6.0	8.2	58.3%	15.9%
Other revenues	1.7	1.1	1.1	54.5%	54.5%

Total NASDAQ Financial Products revenues	11.2	7.1	9.3	57.7%	20.4%

Total Issuer Services revenues	$67.0	$59.8	$59.3	12.0%	13.0%

NM – Not meaningful. Denotes variances equal to or greater than 100%

•

Corporate Client Group revenues increases from prior year and prior quarter are driven primarily by revenues generated from recent acquisitions, which are included in the Corporate Client services line.

•

NASDAQ Financial Products licensing revenues increased from the prior year and prior quarter due to the collection of licensing revenue for options on ETFs that track NASDAQ indexes. As previously reported, the recent outcome of two court cases has impacted NASDAQ’s ability to collect licensing revenue for options traded on NASDAQ ETFs. However a portion of the licensing revenue was recognized during the fourth quarter of 2006.

Total Expenses

Total expenses increased 9.1% to $115.0 million from $105.4 million in the year-ago quarter and increased 11.3% from $103.3 million in the prior quarter. Fourth quarter 2006 expenses increased from last year primarily due to the recent acquisitions of INET, Shareholder.com, and PrimeNewswire. Expenses increased from third quarter 2006 primarily due to the integration of PrimeNewswire, higher marketing and advertising spending, and higher professional services costs, offset somewhat by lower depreciation expenses.

Gain on Foreign Currency Option Contracts

Included in non-operating income in the fourth quarter 2006 is an unrealized pre-tax gain of $48.4 million ($29.4 million net of tax) on foreign currency option contracts purchased to hedge the foreign exchange exposure on the acquisition bid for The London Stock Exchange. This gain had the effect of increasing diluted earnings per share by $0.19 in the quarter and $0.20 for the year. In conjunction with the lapse of our final offer for The London Stock Exchange, NASDAQ traded out of these foreign exchange contracts. Due to the improving exchange rate of the dollar when compared to the pound sterling, NASDAQ will be recording a pre-tax loss of approximately $7.8 million on these foreign currency option contracts in first quarter 2007 results. The cumulative realized pre-tax gain on the foreign currency option contracts is approximately $40.6 million.

Dividend Income

Included in non-operating income in the fourth quarter and full year 2006 is dividend income of $7.0 million and $16.2 million, respectively, representing ordinary dividends declared by the London Stock Exchange during 2006.

Earnings Per Share

As stated above, fourth quarter earnings per diluted share was $0.43 versus $0.15 per diluted share in the year-ago quarter and $0.22 in the third quarter of 2006. NASDAQ’s weighted average shares outstanding used to calculate diluted earnings per share was 152.1 million in the quarter versus 122.5 million in the year-ago quarter and 150.8 million in the third quarter 2006. The outstanding share count increased from the year-ago quarter primarily due to the issuance of approximately 26.5 million shares in equity offerings in the first and second quarters of 2006.

NASDAQ® is the largest electronic equity securities market in the United States. With approximately 3,200 companies, it lists more companies and, on average, trades more shares per day than any other U.S. market. It is home to category-defining companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology industries. For more information about NASDAQ, visit the NASDAQ Web site at www.nasdaq.com or the NASDAQ NewsroomSM at www.nasdaqnews.com. NDAQF

Cautionary Note Regarding Forward-Looking Statements

The matters described herein may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include projections about our future financial results, as well as the implementation dates and benefits of certain strategic initiatives. The Nasdaq Stock Market, Inc. cautions that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. These forward-looking statements include projections which have not been reviewed by independent auditors of NASDAQ. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ’s control. These factors include, but are not limited to, NASDAQ’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in NASDAQ’s annual report on Form 10-K, quarterly reports on Form 10-Q, and periodic reports filed with the U.S. Securities and Exchange Commission. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NASDAQ that the projections will prove to be correct. We undertake no obligation to release any revisions to any forward-looking statements.

The Nasdaq Stock Market, Inc.

Condensed Consolidated Statements of Income

(in millions, except per share amounts and other drivers)

	Three Months Ended (Unaudited)			Year Ended
	December 31, 2006	September 30, 2006	December 31, 2005	December 31, 2006	December 31, 2005

				(Unaudited)
Revenues
Market Services	$380.2	$343.0	$200.2	$1,408.3	$653.6
Issuer Services	67.0	59.8	59.3	249.0	226.1
Other	0.1	0.1	—	0.5	0.2

Total revenues	447.3	402.9	259.5	1,657.8	879.9
Cost of revenues
Liquidity rebates	(153.8)	(153.2)	(86.1)	(644.9)	(255.5)
Brokerage, clearance and exchange fees	(110.4)	(78.5)	(34.8)	(325.5)	(98.4)

Total cost of revenues	(264.2)	(231.7)	(120.9)	(970.4)	(353.9)

Gross margin	183.1	171.2	138.6	687.4	526.0

Expenses
Compensation and benefits	51.2	47.5	41.7	195.7	152.1
Marketing and advertising	8.2	3.5	4.2	20.5	9.0
Depreciation and amortization	10.6	14.3	20.2	70.9	67.0
Professional and contract services	9.0	6.8	7.7	32.0	29.1
Computer operations and data communications	11.8	9.5	14.9	41.5	62.4
Provision for bad debts	0.7	(2.2)	3.0	0.5	3.0
Occupancy	8.5	9.5	7.1	34.1	28.4
General, administrative and other	7.0	5.8	(3.9)	44.3	19.5

Total direct expenses	107.0	94.7	94.9	439.5	370.5
Support costs from related parties	8.0	8.6	10.5	33.8	41.8

Total expenses	115.0	103.3	105.4	473.3	412.3

Operating income	68.1	67.9	33.2	214.1	113.7
Interest income	6.3	7.6	4.2	24.6	12.7
Interest expense	(24.6)	(25.7)	(8.1)	(91.1)	(20.3)
Dividend income	7.0	—	—	16.2	—
Gain on foreign currency option contracts	48.4	—	—	48.4	—
Minority interest	0.3	0.1	0.1	0.9	0.2

Income before income taxes	105.5	49.9	29.4	213.1	106.3
Income tax provision	42.5	19.7	12.3	85.2	44.6

Net income	$63.0	$30.2	$17.1	$127.9	$61.7

Net income applicable to common stockholders:
Net income	$63.0	$30.2	$17.1	$127.9	$61.7
Preferred stock:
Dividends declared	—	—	(0.7)	(0.4)	(3.2)
Accretion of preferred stock	—	—	(0.3)	(0.3)	(3.4)

Net income applicable to common stockholders	$63.0	$30.2	$16.1	$127.2	$55.1

Basic and diluted earnings per share:
Basic	$0.56	$0.27	$0.20	$1.22	$0.68

Diluted	$0.43	$0.22	$0.15	$0.95	$0.57

Weighted-average common shares outstanding for earnings per share:
Basic	112.1	111.7	82.5	104.3	80.5
Diluted	152.1	150.8	122.5	144.2	111.9

Other Drivers
Average daily share volume in NASDAQ securities (in millions)	1,930	1,852	1,768	2,011	1,799
Matched market share in NASDAQ securities (a)	46.5%	48.7%	32.9%	48.5%	28.1%
Total market share in NASDAQ securities (b)	74.0%	76.6%	61.5%	77.2%	57.0%
Matched market share in NYSE securities (a)	13.9%	12.1%	5.7%	10.4%	4.2%
Total market share in NYSE securities (b)	30.6%	27.5%	19.9%	25.8%	17.6%
Total market share in AMEX securities (b)	48.0%	47.7%	45.3%	46.4%	32.4%
Initial public offerings	51	20	35	137	126
Secondary offerings	62	32	77	214	222
Number of listed companies (c)	3,193	3,206	3,208	3,193	3,208

(a)	Transactions executed on NASDAQ's systems.
(b)	Transactions executed on NASDAQ's systems and internal trades reported to NASDAQ.
(c)	Beginning September 30, 2006 number of listed companies also includes separately listed ETFs.

The Nasdaq Stock Market, Inc.

Condensed Consolidated Balance Sheets

(in millions)

	December 31, 2006	December 31, 2005

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$322.0	$165.2
Available-for-sale investments, at fair value	1,628.2	179.4
Receivables, net	233.3	207.6
Deferred tax assets	11.1	10.0
Other current assets	118.0	34.8

Total current assets	2,312.6	597.0
Property and equipment:
Land, buildings and improvements	—	60.9
Data processing equipment and software	114.9	180.0
Furniture, equipment and leasehold improvements	109.5	115.6

	224.4	356.5
Less accumulated depreciation and amortization	(159.1)	(233.9)

Total property and equipment, net	65.3	122.6
Non-current deferred tax assets	97.0	133.3
Goodwill	1,028.7	961.9
Intangible assets, net	199.6	215.5
Other assets	13.3	16.5

Total assets	$3,716.5	$2,046.8

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$170.7	$118.9
Accrued personnel costs	55.6	55.3
Deferred revenue	56.4	53.6
Other accrued liabilities	72.1	59.7
Deferred tax liabilities	95.0	2.1
Current portion of debt obligations	10.7	7.5
Payables to related parties	—	28.2

Total current liabilities	460.5	325.3
Debt obligations	1,493.0	1,184.9
Non-current deferred tax liabilities	115.8	95.2
Non-current deferred revenue	90.6	92.0
Other liabilities	99.1	95.4

Total liabilities	2,259.0	1,792.8

Minority interest	0.1	1.0

Stockholders' equity
Common stock	1.3	1.3
Preferred stock, Series D and Series C at December 31, 2005	—	95.0
Additional paid-in capital	1,046.6	383.7
Common stock in treasury, at cost	(239.7)	(613.4)
Accumulated other comprehensive income (loss)	136.2	(1.3)
Deferred stock compensation	—	(4.9)
Common stock issuable	—	6.8
Retained earnings	513.0	385.8

Total stockholders' equity	1,457.4	253.0

Total liabilities, minority interest and stockholders' equity	$3,716.5	$2,046.8